Exhibit 99.1

KKR Financial Holdings LLC Declares Quarterly Distribution

SAN FRANCISCO, February 4, 2010 - KKR Financial Holdings LLC (NYSE: KFN) (the “Company”) announced today that its Board of Directors has declared a regular cash distribution for the quarter ended December 31, 2009 of $0.07 per common share. The cash distribution will be payable on March 4, 2010 to holders of the Company’s common shares of record as of the close of business on February 18, 2010.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company.  KFN’s core business strategy focuses on corporate debt throughout the capital structure with a particular emphasis on debt issued by large capitalization firms with broad geographic and product offerings.  KFN executes its core business strategy through its majority-owned subsidiaries.  KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. (Fixed Income) LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

Investor Relations Contact:

Laurie Poggi

Kohlberg Kravis Roberts & Co.

Tel: +1 (415) 315-3718

investor-relations@kkr.com

Media Relations Contacts:

Peter McKillop or Kristi Huller

Kohlberg Kravis Roberts & Co.

Tel: + 1 (212) 750-8300

media@kkr.com